EXHIBIT 21


Name of Subsidiary                                Jurisdiction of Incorporation

HomeClub, Inc.                                              Nevada
HomeClub, Inc. of Texas                                     Delaware
Fullerton Corporation                                       Delaware
HCI Development Corp.                                       California
HomeClub First Realty Corp.                                 Colorado
HCWA Realty Corp.                                           Washington
HCCA Realty Corp.                                           California
HBNM Realty Corp.                                           New Mexico
HBCA 1993 Realty Corp.                                      California
HBOR Realty Corp.                                           Oregon
HBUT Realty Corp.                                           Utah
HCWA 1993 Realty Corp.                                      Washington
HBCO Realty Corp.                                           Colorado
HBNM 1994 Realty Corp. New Mexico                           New Mexico
HBCO 1994 Realty Corp.                                      Colorado
HBCA Pomona Realty Corp.                                    California
HBCA Vacaville Realty Corp.                                 California
HBI Holdings                                                Nevada